SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K
                              --------------------

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 31, 2005
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                          GENERAL STEEL HOLDINGS, INC.
               (Exact Name of Registrant as Specified in Charter)
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       STATE OF NEVADA                  333-105903                412079252
(State or Other Jurisdiction     (Commission File Number)     (I.R.S. Employer
      of Incorporation)                                      Identification No.)

                                     100037
                                   (Zip Code)

                      10th Floor, No. 3 Nan Li Shi Road A,
                       Haitong Building, Xicheng District,
                              Beijing) P. R. China
                         (Address of Principal Executive
                                    Offices)


                              Incorp Services Inc.
                             6075 S. Eastern Avenue
                     Suite 1, Las Vegas, Nevada, 89119-3146
                               Tel: (702) 866-2500
           (Name, Address and Telephone Number for Agent for Service)

                                 (480) 695-7283
              (Registrant's telephone number, including area code)
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Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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[_]  Written  communications  pursuant to Rule 425 under the  Securities Act (17
     CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement

(a)(1) Date of Entry into Agreement and Identity of Parties

On September 28, 2005, General Steel Investment Co., Ltd., a limited liability company formed under the laws of the British Virgin Islands and wholly owned subsidiary of the Registrant ("General Steel"), entered into a certain Baotou-GSHI Special Steel Joint Venture Agreement (the "Agreement") with Da Qiu Zhuang Metal Sheet Co., Ltd., a limited liability company formed under the laws of the People's Republic of China and a subsidiary of the Registrant ("DQ") and Baotou Iron and Steel (Group) Co., Ltd., a limited liability company formed under the laws of the People's Republic of China (the "Baotou Steel").

(a)(2) Terms and Conditions of the Agreement

Purpose

The purpose of the Agreement was to form a new joint venture company, Baotou Steel - General Steel Special Steel Joint Venture Company Limited, a limited liability company formed under the laws of the People's Republic of China (the "Joint Venture Company"). The Joint Venture Company will be located at Kundulun District, Baotou City, Inner Mongolia, China. The stated purposes of the Joint Venture Company are, among others, to produce and sell special steel and to improve the product quality and the production capacity and competitiveness by adopting advanced technology in the production of steel products. The Joint Venture Company shall have a capacity of producing 600,000 of specialty steel products a year.

Capital Contributions

The Agreement  states that the initial capital of the Joint Venture Company will
be   US$30,000,000,   and  the   registered   capital   will  be   approximately
US$24,000,000.

The Agreement sets outs the initial contributions of each party to the Agreement to the Joint Venture Company. Baotou Steel will contribute land, existing equipment and materials. General Steel and DQ will each contribute cash.

Ownership

The Agreement states that Baotou Steel will have a 49% ownership interest, General Steel will have a 31% ownership interest and General Steel's subsidiary, DQ will have a 20% ownership interest, respectively, in the Joint Venture Company

Directors and Management

The Agreement states that there will be seven (7) directors of which three (3) will be appointed by Baotou Steel, two (2) will be appointed by General Steel and two (2) will be appointed by DQ. The chairmen of the board will be appointed by Baotou Steel and the vice chairman will be appointed by DQ. The Agreement states that certain major issues will require the unanimous approval of the directors present at the board meeting, and all other issues will be discussed and approved by two thirds of directors present at the board meeting.

The Joint Venture Company will have a management office consist of one general manager, three vice general managers and one chief financial officer. Baotou Steel will appoint the general manager, General Steel will appoint one vice general manager and DQ will appoint the chief financial officer. Two additional vice general managers will be hired by recommendation of Baotou Steel.

Duration of the Joint Venture Company

The duration of Joint Venture Company will be 30 years and can be prolonged upon suggestion of one party to the Agreement six months before the expiration date of the Agreement and upon the approval by the Board of Directors.

Miscellaneous Provisions

In addition, the Agreement sets out various administrative provisions relating to the Agreement, including, but not limited to, labor management, taxes, foreign exchange control, disposal of assets upon liquidation, insurance, force majeure and amendment and termination of the Agreement.

Item 3.02      Unregistered Sales of Equity Securities

General Steel concluded a private placement pursuant to Regulation D of the Securities Act of 1933. The purpose of the private placement was to raise a total of $1,765,000 to finance the transactions contemplated under the Agreement.

Item 9.01      Financial Statements and Exhibits

          (a)  Not applicable

          (b)  Not applicable

          (c)  Not applicable

          (d)  The following exhibits are filed as part of this report:

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10.1      Baotou  Steel - GSHI  Special  Steel  Joint  Venture  Agreement  dated
September 28, 2005 entered by and among Baotou Iron & Steel (Group) Co., Ltd., General Steel Investment Co., Ltd. and Da Qiu Zhuang Metal Sheet Co., Ltd.

99.1      Press Release of General Steel Holdings, Inc., dated October 3, 2005

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: October 31, 2005                              GENERAL STEEL HOLDINGS, INC.
                                                    (Registrant)


                                                 By: /s/ John Chen
                                                    ----------------------------
                                                    John Chen
                                                    Chief Financial Officer